UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2007
Federal Signal Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-693 (Commission File Number)	36-1063330 (IRS Employer Identification No.)
1415 W. 22nd Street, Oak Brook, Illinois       60523
(Address of principal executive offices)          (Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other events
On January 15, 2007 Federal Signal Corporation acquired the business and assets of Birmingham, Michigan, based Codespear, LLC. Codespear is a privately held developer of specialized software used in emergency management situations. Applications for the software include integrated interoperable communications for first responders, and alert notification and cross-agency collaboration for municipal, county, state and federal governments, and large industrial firms.
Codespear will be immediately integrated into Federal Signal’s Safety and Security Systems Group, and the advanced communications technology will be leveraged across Federal Signal’s enterprise-wide portfolio. The Company acquired Codespear for approximately $17 million, and the transaction is expected to be slightly accretive in 2007.
A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
          (c)      Exhibits
Federal Signal Corporation Press Release Dated January 15, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL SIGNAL CORPORATION
Dated: January 18, 2007	By:	/s/ Stephanie K. Kushner
Stephanie K. Kushner
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description

99.1	Press Release Dated January 15, 2007